Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of North American Palladium Ltd.

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of:

•                  our report to the shareholders of North American Palladium Ltd. (the “Company”) dated February 23, 2009 on the consolidated balance sheets of the Company as at December 31, 2008 and 2007, and the consolidated statements of operations, comprehensive loss and deficit, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2008; and

•                  our auditors’ report dated February 23, 2009 on the Company’s Reconciliation to Accounting Principles Generally Accepted in the United States as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 and to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the prospectus, which is part of this Amendment No. 1 to the Registration Statement.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

February 9, 2010